UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)	23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to Credit Agreement

On March 27, 2015, Lumber Liquidators, Inc. (“LLI”), a wholly-owned subsidiary of Lumber Liquidators Holdings, Inc. (the “Company”), entered into an Amendment to Credit Agreement (the “Amendment”), which amends that certain Amended and Restated Revolving Credit Agreement, dated as of February 21, 2012 (the “Original Credit Agreement” and, as amended by the Amendment, the “New Credit Agreement”), by and between LLI and Bank of America, N.A. (the “Bank”). Amendments to the Original Credit Agreement contained in the Amendment include the following:

•	Requiring LLI to submit a Revolving Loan Notice (as defined in the Amendment) to the Bank when requesting an advance or re-advance under the New Credit Agreement, which Revolving Loan Notice represents and warrants that, as of the date of such advance, the conditions precedent to such advance have been satisfied;
•	Providing that, following the submission of a Revolving Loan Notice by LLI prior to 10:00 a.m. (New York time), the Bank shall be obligated to advance or re-advance requested funds before 12:00 p.m. (New York time) on the date following the Bank’s receipt of such request or such later date on which LLI requests the funds to be advanced;
•	Adding a provision that each request by LLI for a letter of credit constitutes a representation and warranty that, as of the date of such request and issuance of the letter of credit, the conditions precedent to such advance have been satisfied;
•	Revising the representations, warranties and covenants of LLI to except certain disclosures made to the Bank on or before the effective date of the Amendment in Section 3.5, add materiality qualifiers in Sections 3.7 and 4.10, and change the threshold for notice of loss from certain liabilities from $1 million to $5 million in Section 4.11; and
•	Changing the threshold for an event of default in Section 6.1(i) resulting from certain final judgments against the Company, not insured or indemnified against and which remain undischarged for a period of 20 days from $1 million to $5 million.

On March 30, 2015, LLI drew a $20 million revolving credit loan under the New Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the content of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Credit Agreement, dated as of March 27, 2015, by and between Lumber Liquidators, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)

Date: April 2, 2015	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Credit Agreement, dated as of March 27, 2015, by and between Lumber Liquidators, Inc. and Bank of America, N.A.